Exhibit 10.34

EQUIPMENT ACQUISITION AGREEMENT

This Equipment Acquisition Agreement (the “Agreement”) made as of the 12th day of August, 2021 by and between, Can B̅ Corp., a Florida corporation (“CANB”), CO Botanicals LLC, a Nevada limited liability company and wholly owned subsidiary of CANB (“Buyer”), and TWS Pharma, LLC, a Wisconsin limited liability company, and L7 TWS Pharma, LLC a Wisconsin limited liability company (each a “Seller” and collectively as, “Sellers”).

RECITALS

WHEREAS, Sellers hold title to certain equipment that may be used in connection with the operation of a business primarily engaged in the cultivation of hemp and extraction of hemp derived cannabinoids; and

WHEREAS, Buyer desires to acquire certain equipment of Sellers.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the Seller and Buyer (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:

AGREEMENT

1. ACQUISITION OF THE ASSETS

1.01. PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement, at Closing (as defined in this Agreement), Sellers shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of all claims, actions, suits, proceedings, debts, liens, encumbrances, security interests, demands, and liabilities of any kind (collectively, “Liens”), all of Sellers’ right, title, and interest in, to, and under all equipment set forth on Schedule 1.01 of this Agreement (the “Assets”). Schedule 1.01 will list each Asset and the Seller who owns such Asset as well as the allocation of the Purchase Price towards such Asset in accordance with Section 1.03. Notwithstanding the foregoing, Sellers shall have ninety (90) days to provide good and marketable title to the 2018 Ford F-750 Truck (VIN 1FDWX7DCXJDF03284), 2018 Nissan Titan (VIN 1N6BA1F3XJN530989), and Polaris Sportsman (each a “Vehicle” and collectively, “Vehicles”). For the avoidance of doubt, no other assets of Sellers are included in the transaction contemplated hereby and, accordingly, the same are not to be transferred hereunder and the terms “Assets” shall be interpreted to reflect the same.

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1.02. CONSIDERATION FOR THE ASSETS. In consideration for the sale and transfer of the Assets, and subject to the terms and conditions of this Agreement, CANB and Buyer shall pay Sellers $5,316,774 (the “Purchase Price”), payable as follows: (i) $1,250,000 payable in a 12-month promissory note, substantially in the form of Exhibit 1.02(a), at 6% simple interest with monthly payments of $100,000 per month, with the first payment being due upon Closing and each payment being due on the same date each month thereafter. The first $500,000 of payments of the promissory note will be secured by 1,000,000 shares of CANB’s common stock pursuant to a stock power substantially in the form of Exhibit 1.02(b), to be held in escrow as agreed by CANB and Sellers pursuant to an escrow agreement substantially in the form of Exhibit 1.02(c). Should Buyer or CANB default in payment of the first $500,000 of note which default remains uncured pursuant to the terms of the promissory note, the shares will be issued to Sellers and should Buyer and CANB make the first $500,000 in payments under the promissory note, the stock power will be released to CANB, (ii) $125,000 in the form of shares of common stock of CANB (with standard restrictive legend, the “Shares”) issued to Master Smith Enterprises, LLC in exchange for its release of any and all claims against Buyer, Sellers, and the Assets, (iii) $125,000 in the form of Shares issued to Smith Systems, LLC in exchange for its release of any and all claims against Buyer, Sellers, and the Assets, and (iv) $3,800,000 in the form of Shares. All Shares issued pursuant to this Agreement shall be based upon a price of $0.62 per share. Notwithstanding the foregoing, at Closing, CANB shall withhold $1,750,000 of the Shares for a period of ninety (90) days from the Closing Date pursuant to an escrow agreement substantially in the form of Exhibit 1.02(d). Should Buyer or CANB discover during such period that the Assets are not in the same condition as they were when inspected by CANB in June 2021, any of the Assets are non-operational or materially defective, or Sellers’ representations in Section 2.03 of this Agreement are incorrect (“Defect”), and upon the expiration of thirty (30) days written notice with specificity of any Defect to Sellers, during which time Sellers shall have the right to inspect and repair the Defect, the Purchase Price shall be reduced by the value allocated to said piece of equipment pursuant to Section 1.03, which reduction shall be taken from the Shares withheld by CANB. Further, if Buyer does not receive good and marketable titles to any Vehicle within said 90-day period, the Purchase Price shall be reduced by the value of said Vehicle and it will not be included in the Assets being purchased by Buyer. Any amount remaining at the end of ninety (90) days and any applicable cure period will be delivered to Sellers. The Purchase Price will be allocated to Sellers in accordance with Schedule 1.02.

1.03. ALLOCATION. The Purchase Price will be allocated among the Assets as agreed by the parties in writing prior to Closing, and the parties will be bound by that allocation in reporting the transactions contemplated by this Agreement to any governmental authority (including without limitation the Internal Revenue Service).

1.04. CLOSING. The Closing shall take place at the offices of CANB, within three (3) business days from the date all Closing conditions have been satisfied, or at such other place, time or date (including by the exchange of facsimile and/or PDF signatures) as may be mutually agreed upon in writing by the Parties (the “Closing Date”).

2. REPRESENTATIONS OF THE SELLERS

Each Seller, hereby represents and warrants to CANB and Buyer as follows (liability for such representations and warranties shall be joint and several to the extent a Seller has actual knowledge of the representations or misrepresentations being made by the other Seller):

2.01. ORGANIZATION. Each Seller is duly organized, validly existing and in good standing under the laws of its State of incorporation or organization, and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

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2.02. MARKETABLE TITLE. Each Seller has good and marketable title to those Assets being sold by it, free and clear of any and all liens, charges, encumbrances or third-party rights whatsoever. If any such encumbrances exist at or prior to Closing they shall be released by such secured party at or prior to Closing. The use of the Assets is not subject to any lien, and such use does not encroach on the property or rights of any person. Notwithstanding the foregoing, Sellers represent and warrant that TWS Pharma, LLC is in the process of obtaining good and marketable title to the Vehicles.

2.03. TANGIBLE ASSETS. To each Seller’s actual knowledge, all tangible Assets are free from known defect (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used. To each Seller’s actual knowledge, there has been no change to the condition of the Assets since the inspection performed by CANB in June 2021.

2.04. CONSENT. Each Seller is not a party to, subject to or bound by any agreement (other than an agreement requiring certain notices and consents which have been given or obtained, as applicable) or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Seller or the transfer, conveyance and sale of the Assets to the Buyer pursuant to the terms hereof.

2.05. AUTHORIZATION. The execution and delivery of this Agreement by each Seller and the agreements provided for herein, and the consummation by each Seller of all transactions contemplated hereunder and thereunder by each Seller, have been duly authorized by all requisite company action. This Agreement has been duly executed by each Seller. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which each Seller is a party constitute the valid and legally binding obligations of each Seller, enforceable against it in accordance with their respective terms. The execution, delivery and performance by each Seller of this Agreement and the agreements provided for herein, and the consummation by each Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to each Seller; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of each Seller pursuant to, any indenture, mortgage, deed of trust, security agreement or other instrument or agreement to which each Seller is a party or by which each Seller or any of its properties is or may be bound. Each Seller has the full right, power and authority to enter into, and execute this Agreement and to transfer, convey and sell to the Buyer the Assets owned by said Seller at the Closing. All corporate action of each Seller necessary for such execution and delivery and the performance hereof and thereof has been duly taken and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from each Seller good and marketable title to the Assets owned by said Seller free and clear of all liens and encumbrances.

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2.06. ABSENCE OF UNDISCLOSED LIABILITIES. To each Seller’s actual knowledge, Sellers have disclosed to CANB in Schedule 2.06 all liabilities relating to or affecting the Assets owned by said Seller or its use or said Seller’s business to the extent it could affect the Assets.

2.07. LITIGATION. With respect to the Assets, there is no action, suit or proceeding to which each Seller is a party (either as a plaintiff or defendant) pending or threatened before any court or governmental agency, authority, body or arbitrator and, to the actual knowledge of each Seller, there is no basis for any such action, suit or proceeding; and there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring either Seller to take any action of any kind with respect to the Assets.

2.08. CONTRACTS AND COMMITMENTS. Except as set forth in Schedule 2.08, neither Seller is a party to any contract relating to or effecting the Assets.

2.09. COMPLIANCE WITH AGREEMENTS AND LAWS. Neither Seller is in violation in any material respect of any law or regulation relating to its Assets.

2.10 FULL DISCLOSURE. There are no materially misleading statements in any of the representations and warranties made by either Seller in this Agreement, the Exhibits or Schedules to this Agreement, or any certificates or correspondence.

2.11 LEGEND. The Sellers acknowledge and agree that the certificate (or certificates) representing the Shares, shall bear substantially the following legend:

“SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR (II) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS IS SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED..”

2.12 SHARES. Each Seller: (a) is aware that the Shares are “restricted securities,” as defined in Rule 144 under the Act, and there is a limited market in which to trade the Shares, (b) has had a chance to review the business and financials of CANB and has reviewed the filings made by CANB with the SEC, (c) has had the opportunity to consult with counsel as to receipt of the Shares, (d) is sophisticated and or has experience investing in shares of development stage companies like CANB, (e) has a financial condition such that the Seller can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for the Seller’s current needs and personal contingencies, (f) can afford to suffer a complete loss of its investment in the Shares, (g) understands and has taken cognizance of all risk factors related to the receipt of the Shares, (h) agrees that the Shares are being acquired by the Seller for his/her/its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, (i) has no present intention of selling or otherwise distributing the Shares in violation of the Securities Act, and (j) is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

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3. REPRESENTATIONS OF CANB AND THE BUYER

CANB and the Buyer, jointly and severally, hereby represent and warrant to the Sellers that:

3.01. ORGANIZATION AND AUTHORITY. CANB and Buyer are duly organized, validly existing and in good standing under the laws of the State of their formation, and have all requisite power and authority (corporate and other) to own their properties and to carry on their business as now being conducted. CANB and Buyer have full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

3.02. AUTHORIZATION. The execution and delivery of this Agreement by CANB and Buyer, and the agreements provided for herein, and the consummation by CANB and Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of CANB and Buyer, enforceable against CANB and Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by CANB and Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to CANB and Buyer, (b) violate the provisions of CANB or Buyer’s formation documents, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator, or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of CANB and Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which Buyer is or may be bound.

3.03. SHARES. When issued, the Shares will be duly authorized, validly issued, fully-paid and non-assessable

3.04. ANTI-SANDBAGGING. CANB and Buyer acknowledge that they have had the opportunity to conduct due diligence and investigation with respect to Sellers and the Assets, and in no event shall either Seller have any liability to CANB or Buyer with respect to a breach of a representation or warranty under this Agreement if CANB or Buyer knew or should have known of such breach as of the Closing Date.

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4. ACCESS TO EQUIPMENT. From the date of this Agreement until the Closing Date, Sellers shall afford the officers, manager, attorneys, accountants and other authorized representatives of CANB and Buyer reasonable access upon reasonable notice and during normal business hours to inspect the Assets, so that the examining party may have an opportunity to make such inspection as it shall desire.

5. CONDITIONS TO OBLIGATIONS OF CANB

The obligations of CANB and Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of CANB and Buyer:

5.01. CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE SELLERS; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. All representations and warranties of the Sellers shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (except where such representations are made as of a specific date in which case such representations shall be true and correct as of such date), except for any changes permitted by the terms hereof or consented to in writing by CANB and Buyer. The Sellers shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

5.02. PERFORMANCE BY THE SELLERS. At the Closing, each Seller shall have delivered to the Buyer a certificate signed by such Seller or a duly authorized officer of the Seller, as applicable, as to the Seller’s compliance with Section 5.01 hereof.

5.03. Corporate Proceedings. all consents required to be taken on the part of the Seller to authorize or carry out this Agreement shall have been taken and the Sellers shall have delivered to Buyer a copy of the resolutions of its managers and members authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

5.04. ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of any Seller to transfer the Assets.

5.05 PROOF OF CLEAR TITLE. Sellers shall have each provided Buyer with proof of ownership of the Assets and removal of all Liens on the Assets.

5.06 OTHER AGREEMENTS. CANB shall, in good faith, negotiate and enter into definitive agreements and for the following, which closing of such transactions will be conditions subsequent to this sale of Assets, with the closings expected to occur within hours of each other:

(a) Joint venture processing agreement with Botanix Equities, LLC;

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(b) Leases for CANB’s lease of space in Mead and Fort Morgan, CO and a lease with Red Road Business Park, LLC for the property located at 204 Red Road, McMinnville, TN 37110; and

(c) Purchase of assets from Music City Botanicals LLC.

5.07. CLOSING DELIVERIES. At the Closing:

(a) The Seller shall deliver to the Buyer, or shall otherwise put the Buyer in sole and exclusive control of, all Assets free and clear all Liens or encumbrances;

(b) Seller shall deliver to CANB a certificate of the applicable secretary of the State as to the legal existence and good standing of such Seller in such state within three prior days of Closing; and

(c) the Sellers shall deliver to the Buyer one or more bills of sale or assignments of Assets to Buyer in such forms as approved by Buyer, duly executed by the applicable Seller or an authorized officer of the Seller, as applicable.

6. CONDITIONS TO OBLIGATIONS OF THE SELLERS

The obligations of the Sellers under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Sellers:

6.01. CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE BUYER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date (except where such representations are made as of a specific date, in which case such representations shall be true and correct as of such date), except for any changes consented to in writing by the Sellers. Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

6.02. PERFORMANCE BY CANB AND BUYER. At the Closing, CANB and Buyer shall have delivered to the Sellers a certificate signed by a duly authorized officer of both CANB and Buyer as to the CANB’s and Buyer’s compliance with Section 6.01 hereof.

6.03. CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of CANB to authorize or carry out this Agreement shall have been taken.

6.04. CONSENTS. Buyer shall have received all requisite consents and approvals of all lenders, and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement.

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6.05. ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might reasonably be expected to adversely affect the obligation of Buyer to pay the Consideration to the Sellers.

7. INDEMNIFICATION

7.01. GENERAL.

(a) By the Sellers. The Sellers shall jointly and severally indemnify and hold harmless the CANB and Buyer, and their respective directors, officers, employees, agents, successors and assigns (the “Buyer Indemnitees”) from and against all actual claims, damages, losses, liabilities, costs and expenses including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened action (but expressly excluding indirect, incidental, exemplary, special, consequential or punitive damages (including, without limitation, diminution in value, loss of future revenue or income, or loss of business reputation or opportunity)) (collectively, the “Losses”) actually incurred by the Buyer Indemnitees in connection with each and all of the following:

(i) any misrepresentation or breach of any representation or warranty made by the Seller in this Agreement;

(ii) any breach of any covenant, agreement or obligation of the Sellers contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

(iii) any liability of the Sellers;

(iv) any claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon the Sellers’ ownership of the Assets prior to Closing; and

(v) any claims made by third parties against the Sellers as a result of the transactions contemplated hereby, including but not limited to any labor/employment and tax related claims.

(b) By Buyer. Buyer shall indemnify and hold harmless the Seller and its respective stockholders, members, managers, directors, officers, employee, agents, successors and assigns (the “Seller Indemnitees”), from and against all Losses actually incurred by the Seller Indemnitees in connection with each and all of the following:

(i) any misrepresentation or breach of any representation or warranty made by Buyer in this Agreement;

(ii) any breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

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(iii) any claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon CANB’s and Buyer’s ownership of the Assets after Closing.

7.02. CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under this Section 7, the party seeking indemnification (the “Indemnified Party”), shall promptly notify the other party (the “Indemnifying Party”) in writing of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if a suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 7.03 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving prior written notice to the Indemnifying Party as provided in Section 7.03.

7.03. DEFENSE BY THE INDEMNIFYING PARTY. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the settlement is only for cash and includes a full release of the Indemnifying Party. Without limitation, it shall not be deemed unreasonable to withhold consent to a settlement if equitable relief against the Indemnified Party is contemplated, awarded or stipulated, the Indemnified Party is required to make an admission of civil liability or to the commission of a crime, or money is required to be paid by the Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

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7.04. SURVIVAL OF REPRESENTATIONS; CLAIMS FOR INDEMNIFICATION. All representations, warranties and covenants made by the Sellers, CANB, and the Buyer in this Agreement, with the express exception of representations and warranties of Seller pursuant to Section 2.03, or in any exhibit or schedule furnished in connection with this Agreement or the transactions between the parties contemplated hereby, shall survive the Closing and the consummation of the transactions contemplated hereby for thirty-six (36) months. Notwithstanding the foregoing, (a) the representations and warranties of the Sellers contained in Section 2.03 shall survive the Closing and the consummation of the transactions contemplated hereby for a period ninety (90) days and any claim for indemnification for breach of a representation and warranty made therein shall be limited to the reduction of the purchase price pursuant to Section 1.02, and (b) any valid claim that is properly asserted in writing pursuant to Section 7.01 and/or 7.02 prior to the expiration as provided in this Section 7.04 of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied. Notwithstanding anything herein to the contrary, the covenants set forth herein at Section 7.01 hereof shall survive for an indefinite period of time unless otherwise set forth in such section.

8. RESTRICTIVE COVENANTS

8.01. CONFIDENTIALITY. The Parties acknowledge that the Confidential Information (as defined below) is a valuable and unique asset and covenants that it will not disclose any such Confidential Information after Closing to any person for any reason whatsoever, unless such information is (a) within the public domain through no wrongful act of the disclosing Party, (b) has been rightfully received from a third party without restriction and without breach of this Agreement, or (c) is required by law to be disclosed or is disclosed for purposes of defending claims related to the Seller in a manner designed to protect the confidentiality of the Confidential Information. “Confidential Information” means information relating to the business of the Parties that is not in the public domain or readily determinable by reference to publicly available sources and specifically including, without limitation, information and knowledge pertaining to products and services offered, innovations, ideas, plans, trade secrets, proprietary information, advertising, sales methods and systems, sales and profit figures, customer and client lists, and relationships with dealers, customers, and clients, suppliers and others who have business dealings with such parties.

8.02. NON-DISPARAGEMENT. No Party hereto will disparage or otherwise publish or communicate derogatory statements or opinions about any other party or their respective affiliates, practices, businesses, or personnel, to any person or entity, be it orally, in writing, or otherwise. For purposes of this Agreement, “derogatory” means a statement that detracts from one’s character, standing, or reputation.

8.03. ADDITIONAL TERMS. The provisions of this Article 8 will survive Closing to the maximum extent permitted by law.

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9. TERMINATION OF AGREEMENT

9.01. TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto prior to the Closing Date. Any party not in breach may terminate this Agreement if the Closing Date has not occurred within ninety (90) days from the date of this Agreement, provided that such date may be extended by the mutual written consent of the parties.

9.02. TERMINATION BY REASON OF BREACH. This Agreement may be terminated by the mutual agreement of Sellers, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of Buyer or the failure by Buyer to perform any condition or obligation hereunder, and may be terminated by Buyer, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Sellers or the failure of the Sellers to perform any condition or obligation hereunder. Written notice of any such termination must be delivered by the terminating Party to the non-terminating Party and non-terminating Party shall have thirty (30) days to cure said breach. If such breach shall remain uncured by such thirtieth (30th) day then this Agreement may be terminated.

10. NOTICES

All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and sent by nationally-recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, or by facsimile transmission confirmed in writing by next-day delivery service or by e-mail, to the address, facsimile number, or e-mail address as set forth next to each party’s name of the signature page hereof, as the same may be amended by any party by providing written notice of the same to the other parties. Receipt of such notices shall be deemed to occur on the date of actual receipt if delivered by registered or certified mail, if sent by facsimile or e-mail six (6) hours from the time of transmission (provided such facsimile or E-mail is sent within two hours prior to the end of normal business hours on a business day or, if not, on the next business day) and confirmed in writing by next-day delivery service, or one (1) business day after it is sent by nationally-recognized, next-day delivery service.

11. SUCCESSORS AND ASSIGNS

Neither this Agreement nor any of the rights or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other party hereto, and any such assignment without such prior written consent shall be null and void; provided, however, that (i) the Buyer may, without the prior written consent of the Sellers, assign all or any portion of its rights and obligations under this Agreement to one (1) or more of its direct or indirect wholly-owned subsidiaries and (ii) that Sellers, without prior written consent of CANB or Buyers, may assign all or any portion of their rights, but not obligations, under this Agreement to a third-party. Subject to the preceding sentence, this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns, including all limitations on transfer and ownership of the Shares as restricted securities under the law. No assignment shall relieve the assigning party of any of its obligations hereunder.

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12. ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

(a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may only be modified or amended by a written instrument executed by the parties hereto.

(b) If the provisions of any Exhibit or Schedule to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto are hereby incorporated as integral parts of this Agreement.

13. SEVERABILITY

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

14. EXPENSES

Except as otherwise expressly provided herein, each party will pay all their respective fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. The Sellers shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Assets.

15. GOVERNING LAW/JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement.

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16. SECTION HEADINGS

The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

17. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. Counterparts may be executed and delivered using electronic means, which in each case will have the same effect as a counterpart manually signed and delivered.

18. PREVAILING PARTY

If a party brings a claim or lawsuit against the another party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys’ fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

19. THIRD PARTY BENEFICIARIES

This Agreement is not intended to and shall not be construed to give any third party any interest or rights (including, without limitation, any third-party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

20. FURTHER ASSURANCES

Each of the parties hereto shall from time to time at the request of the other parties hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

21. CONSULTATION WITH INDEPENDENT COUNSEL

The Parties have had the opportunity to consult with their own legal counsel and other advisors and are entering into this Agreement voluntarily and with a full understanding of the meaning and legal effects of each provision contained in this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the Parties agree that this Agreement and the provisions hereof shall not be construed against any one party as the drafter of this Agreement.

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IN WITNESS WHEREOF, this Equipment Acquisition Agreement has been duly executed by the Parties hereto as of the date first above written.

CANB:	Can B Corp.

By:
Name:	Marco Alfonsi, CEO

BUYER:	CO Botanicals LLC

Can B Corp., its Manager

By:
Name:	Marco Alfonsi, CEO of CANB

SELLERS:
TWS Pharma, LLC

By:
Name:	David Stock
Title:	Manager

By:
Name:	Lance Lins
Title:	Manager

L7 TWS Pharma, LLC

By:
Name:	David Stock
Title:	Manager

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Exhibit 1.01(a)

Promissory Note

Initials: _____, _____, _____

Exhibit 1.01(b)

Stock Power

Initials: _____, _____, _____

Exhibit 1.01(c)

Note Escrow Agreement

Initials: _____, _____, _____

Exhibit 1.01(d)

Share Escrow Agreement

Initials: _____, _____, _____

Schedule 1.01

Assets

Initials: _____, _____, _____

Schedule 1.02

Allocation of Purchase Price

Initials: _____, _____, _____

Schedule 2.06

Liabilities

Initials: _____, _____, _____

Schedule 2.08

Contracts

Initials: _____, _____, _____